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                                February 21, 2002


Mr. Gene Haskett
Chief Executive Officer
Chicago Motor Speedway, L.L.C.
3301 S. Laramie Ave.
Cicero, IL 60804

Re:      Letter of Agreement

Dear Mr. Haskett:

         The purpose of this Letter of Agreement is to confirm the terms of the agreement between CART, Inc. ("CART") and Chicago Motor Speedway, L.L.C. ("CMS"), with respect to the conduct of a FedEx Championship Series race (the "Event") at the Chicago Motor Speedway (the "Track") in 2002. This Letter of Agreement is intended to be a binding and enforceable contract between the parties pertaining to the subject matter hereof, subject to approval by the Board of Directors of Championship Auto Racing Teams, Inc.


1.       OFFICIAL ORGANIZER/PROMOTER AGREEMENT

         CMS, successor in interest to Chip Ganassi Group L.L.C., and CART are parties to the CART, Inc. Official Organizer/Promoter Agreement executed on April 7, 1998 ("Sanction Agreement"), which provides for the conduct of an annual FedEx Championship Series race by CMS at the Track from 1999 through 2003. A copy of the Sanction Agreement is attached hereto as Appendix A. With respect to the 2002 Event, the provisions of this Letter of Agreement shall, where applicable, supercede the Sanction Agreement. Subject to Paragraph 15 below - Mutual Releases, the terms and conditions of the Sanction Agreement shall remain in full force and effect.


2.       NATIONAL JOCKEY CLUB LEASE AGREEMENT

         National Jockey Club ("NJC") and CMS are parties to a Lease Agreement dated July 8,


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Mr. Gene Haskett
February 21, 2002
Page -2-

1998 ("Lease Agreement"), pursuant to which CMS leases the real property and improvements commonly known as Sportsman's Park located in Cicero, Illinois, for the purpose of conducting various motor racing events, including the Event. A copy of the Lease Agreement is attached hereto as Appendix B. CMS represents and warrants that the Lease Agreement is in full force and effect and that it has the written consent of NJC to sublet the Track, as required by Paragraph 11 of the Lease Agreement. CMS will provide CART with suitable written confirmation of the foregoing from NJC.

3.       LEASE OF TRACK

         CMS hereby leases the Track to CART. The Track shall be available to CART from June 16, 2002 through July 3, 2002 (the initial "Lease Term"). The Track will be available for a rescheduled race date (the extended Lease Term) following the scheduled date of the race should that race be postponed as a result of inclement weather or other reasons. The rescheduled date shall be the next clear day, or the first available date prior to September 30, 2002, dependant upon CART's schedule.

4.       USE OF PREMISES

         A. CART shall have the right during the Lease Term to use and occupy the Track for any lawful automobile racing and racing-related purposes. CART shall have complete control over, among other things, Track activities, personnel, and racing schedules. CMS shall make available to CART during the Lease Term the Track, existing Track maintenance staff to operate the building and facility, and all of its facilities and equipment to be provided by CMS to CART hereunder including, but not limited to, grandstands and bleachers, offices, parking facilities, Track entrances and exits, tunnels, fences and gates, concession stands, ticket collection booths, lights, and timing and scoring towers and displays. The parties shall confer and mutually determine the required Track maintenance personnel necessary for the conduct of the Event, and CMS' actual cost associated with such maintenance staff for this Event shall be borne by CART. The office space to be provided shall be consistent with that utilized by CMS in conjunction with the three previous CART races at the Track. Sponsor identification signage may be modified to reflect CART's sponsors, including sponsors of this Event. CART shall not remove or alter any existing permanent non-sponsor specific business identification signage of CMS, NJC, or Sportsman's Park.
         B. CMS shall exercise reasonable efforts to assist CART in procuring the services of qualified and experienced event staff and other personnel.

         C. CMS shall provide at no additional cost to CART the following hard assets, utilized by CMS in conjunction with the three previous CART races at the Track: (i) media areas and facilities; (ii) televisions; and (iii) telephones.


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Mr. Gene Haskett
February 21, 2002
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         D.       CMS shall provide CART the use of Laramie Street for its
                  Midway and all parking that CMS controls at no additional cost to CART (similar to past CART events). The parties recognize that a permit from the city of Cicero is required for the use of Laramie Street, and CMS agrees to cooperate with CART to the extent necessary to obtain such permit. CMS shall forthwith provide CART with a written description or detail of the parking facilities used in association with prior CART races. In addition, CMS shall provide a copy of its parking plan or arrangements used in association with prior CART races.

         E. CMS shall provide CART with all of its available licenses, permits, instructions, manuals, diagrams and other materials facilitating and relevant to CART's utilization of the Track, on a confidential basis to CART.

         F. CART shall provide the Event insurance requirements specified in Paragraph 20 of the Sanction Agreement, including the specific items listed in Schedule B of the Sanction Agreement. CART shall indemnify and hold harmless CMS, NJC, and their officers and directors (the "Indemnitees") from and against any claims, demands, causes of action, or damages (including attorneys' fees) arising solely out of CART's conduct of the Event at the Track. CART shall cause the Indemnitees to be named as additional insured parties under the aforesaid Event insurance policies. In addition, CART will exercise reasonable efforts at no additional cost to cause the secured lenders identified in Appendix F to be named as additional insured parties.


5.       CONDITION OF TRACK

         CMS shall deliver the Track to CART in clean condition, in substantially the same condition as that existing during CMS' conduct of the three previous CART races, with all facilities related to the Track to be leased to CART being in good repair. CART shall return the Track to CMS in the same condition as received, normal wear and tear and damages by the elements excepted.


6.       RENT

         A. CART shall pay as basic rent for the Track eight hundred fifty thousand dollars ($850,000.00), less the total amount of the outstanding CMS indebtedness to CART related to the 2001 CART race, as of the date hereof, which the parties agree to be two hundred seventy two thousand one hundred twenty five dollars ($272,125.00) payable as follows:


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Mr. Gene Haskett
February 21, 2002
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                  (i)      Two hundred eighty eight thousand nine hundred thirty
                           seven dollars and fifty cents ($288,937.50) upon the execution of this Letter of Agreement, its approval by the Board of Directors of Championship Auto Racing Teams, Inc. and upon securing all necessary third party consents, approvals, permits, and licenses as required herein for CART to conduct the Event; and

                  (ii) Two hundred eighty eight thousand nine hundred thirty seven dollars and fifty cents ($288,937.50) upon delivery of possession of the Track by CMS to CART on June 16, 2002.

         B.       In addition, CART shall provide CMS at no charge:

                  (i)      Two sky suites (including food and beverage); and

                  (ii)     One motorhome location.

         C.       The gross rent provided herein shall be considered an Event
                  Expense.


7.       COMMERCIAL RIGHTS

         CART shall own and have exclusive control over all commercial rights to the Event including but not limited to ticket sales, catering, concessions, hospitality, signage, sponsorships, parking, program sales, etc. Revenues for the 2001 event are reflected in the 2001 Financial Statements, a copy of which are attached hereto as Appendix C. Revenues generated from the exercise of such commercial rights for the 2002 Event shall be considered Event Revenues. CMS agrees to execute appropriate assignments to CART of any existing agreements with respect to such commercial rights, and to obtain any necessary third party consents to such assignments, including but not limited to the liquor licenses/permits held by NJC if not otherwise available via the Event concessionaire. CMS shall provide CART for CART's exclusive use CMS' ticket buyers mailing list and all information regarding corporate hospitality/suite customers at the Chicago Event.


8.       EVENT EXPENSES

         A. Except as otherwise provided in this Letter of Agreement, the costs associated with the organization, promotion, sanctioning and conduct of this Event shall be borne by CART ("Event Expenses").

         B. Expense items included in Event Expenses will be substantially consistent with


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Mr. Gene Haskett
February 21, 2002
Page -5-

                  the 2002 pro-forma Financial Statements, a copy of which are attached hereto as Appendix D.

         C. CART will be responsible for the reasonable cost of converting the Track from horse racing to auto racing, which shall be an Event Expense, and shall be paid on or before June 2, 2002. If the facility is used by CMS for any other permitted major motorsport event, the cost will be allocated between such events. The amount of such cost shall be limited to CMS' actual expenses associated with such track conversion, but shall not exceed the amount of four hundred eighty two thousand dollars ($482,000.00).

9.       REVENUE SHARING

         A. CMS shall receive fifty percent (50%) of any Net Income generated from the Event, defined as the amount of the Event Revenues less the amount of the Event Expenses. If Event Expenses exceed Event Revenues, CMS shall not be responsible for any resulting net losses from the Event.

         B. CART shall provide all accounting for the Event in accordance with generally accepted accounting principles, and a statement of account, together with payment of the aforesaid amount, if any, shall be provided by CART to CMS within 60 days after the Event. CART shall maintain or cause to be maintained records, statements, and accounts concerning the operation of the Event. All the books of the Event will be open for inspection and examination by CMS or such person as CMS may designate, upon reasonable notice during normal business hours.


10.      TERM AND TERMINATION

         A. This Letter of Agreement shall terminate upon the expiration of the 2002 Event Lease Term, unless otherwise extended or terminated as provided herein.

         B. This Letter of Agreement shall immediately terminate at the election of either party in the event that:

                  (i) The whole or any material portion of the Track shall be condemned or taken by eminent domain;

                  (ii) CART shall be denied any necessary permits or licenses to conduct the vehicular races contemplated herein by the appropriate governmental issuing authorities, after diligent efforts on the part of CART or its agents to secure said permits and licenses;


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Mr. Gene Haskett
February 21, 2002
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                  (iii)    The other party fails to observe or perform any of
                           its material obligations hereunder and does not remedy such breach within five days after being called upon to do so by written notice; or

                  (iv) The other party becomes bankrupt (voluntary or involuntary), insolvent, enters into liquidation, or has a receiver or administrator appointed over all or part of its property or assets.

         C. Termination of this Letter of Agreement (or any extension thereof) shall be without prejudice to any existing rights and claims that the terminating party may have against the other, and shall not relieve such other party from fulfilling the obligations accrued prior to such termination. Notwithstanding the foregoing, the Sanction Agreement shall be terminated and all liabilities thereunder shall be discharged and released as provided in Paragraph 15 below. The following sections of the Sanction Agreement shall survive its termination as herein provided, and shall thereby be incorporated herein by reference to the extent applicable: Paragraphs 1(C) (other major motor racing events), 9(B) (force majeure), 23 (broadcast rights), 37 (indemnity - with respect to the previous CART events promoted by CMS), 40 (choice of law), 44 (reputation of the parties), and 45 (confidentiality).


11.      REPRESENTATIONS AND WARRANTIES

         A. CMS and CART each represent and warrant to the other that it has full right, power, and authority to enter into this Letter of Agreement and execute and deliver this Letter of Agreement and perform the transactions contemplated herein and that the execution and delivery of this Letter of Agreement and the consummation thereby will not result in the breach of any agreement or undertaking by which it or its affiliated entities are bound, or violate any order, injunction or decree of any court, administrative agency or governmental body.

         B. CMS represents and warrants that all of its third party agreements associated with the Track or any automobile racing activities at the Track are identified in Appendix E, attached hereto. CMS represents and warrants that each of said agreements is in full force and effect, and that, except as otherwise disclosed, no consents from any such third parties are required for the transactions contemplated herein. CMS shall indemnify and hold CART harmless from and against any claims, demands, causes of action, or damages (including attorneys' fees) arising out of a breach by CMS of any such third party agreements.

         C. CMS represents and warrants that all of its secured lenders and any other lenders holding security interests in the real property and improvements known as


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Mr. Gene Haskett
February 21, 2002
Page -7-

                  Sportsman's Park or any equipment, fixtures, contract rights, receivables, or other tangible or intangible assets of CMS or Sportsman's Park are identified in Appendix F, attached hereto. CMS represents and warrants that each and every such loan agreement and security agreement is in full force and effect and that it has the consent from each such secured lender to enter into the transactions contemplated herein. CMS will provide CART with suitable written confirmation of the foregoing. CMS shall indemnify and hold CART harmless from and against any claims, demands, causes of action, or damages (including attorneys' fees) arising out of a breach by CMS of any such loan or security agreements.

         D. A breach of any of the aforesaid representations and warranties shall constitute a material breach of this Letter of Agreement.

12.      RELATIONSHIP OF THE PARTIES

         For all purposes hereunder, the relationship of the parties shall be that of lessor and lessee and under no circumstances shall this Letter of Agreement be construed as a joint venture or partnership and the parties shall have no power to obligate or bind the other in any manner whatsoever, other than as specifically provided for herein.

13.      ASSIGNMENT AND SUBLETTING

         CMS and CART may not assign or sublet their rights or obligations under this Letter of Agreement.

14.      PUBLIC DISCLOSURES

         All media releases, public announcements and public disclosures by either party or its employees or agents relating to this Letter of Agreement, but not including any announcement intended solely for internal dissemination or any disclosure required by legal, accounting or regulatory requirements, shall be coordinated with and approved by the other in writing prior to the release thereof.

15.      MUTUAL RELEASES

         Upon completion of the 2002 Event or in the event of a force majeure as defined in the Sanction Agreement resulting in the cancellation of the 2002 Event, the parties agree to execute mutually acceptable agreements releasing the other party and its principals from any and all preexisting liabilities, including those related to the Sanction Agreement, but exclusive of any liabilities based on breach of this Letter of Agreement. Such agreements shall be substantially in


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Mr. Gene Haskett
February 21, 2002
Page -8-

the form as those attached hereto as Appendix H.

16.      OTHER EVENTS

         Chip Ganassi and NJC shall have a reasonable right of first negotiation and a right of first refusal, exercisable , if at all, within 30 days following notice of a bona fide offer received from a third party, for involvement in the promotion of a street course race in downtown Chicago, should CART determine to sanction and/or promote such a race within the next three years.


17.      TRADEMARK LICENSE

         A. CMS grants CART the nonexclusive, nontransferable right to use CMS' trademarks and the Event logos identified in Appendix G attached hereto (the "Marks"), in conjunction with the organization, promotion and conduct of automobile racing events at the Track, at no additional cost to CART.

         B. CART shall insure that the Marks are used only as previously approved in writing by CMS. CART shall submit to CMS for its prior written approval representative samples of the advertising, promotional or other material containing the Marks prior to their release to the public. Such approval shall be deemed to have been given if a written notice to the contrary is not received by CART within three business days following the date of submission for approval.

18.      ENTIRE AGREEMENT

         This Letter of Agreement together with the terms of the Sanction Agreement not amended or superceded hereby sets forth the entire agreement between the parties and may not be modified or changed unless otherwise set forth in writing and signed by both parties. In the event of a conflict between this Letter of Agreement and the Sanction Agreement, the terms of this Letter of Agreement shall prevail.

         If you agree with the terms of this Letter of Agreement, please sign and return the enclosed copy.

                                  Sincerely,

                                  CART, Inc.


                                  By:_________________________________
                                           Chris Pook


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Mr. Gene Haskett
February 21, 2002
Page -9-

                                  Its:     President and Chief Executive Officer


Accepted and approved:

Chicago Motor Speedway, L.L.C.

By:____________________________________
         Gene Haskett

Its:     Chief Executive Officer

Dated:__________________________________






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Mr. Gene Haskett
February 21, 2002
Page -10-



                                   APPENDIX A

                          CART, INC. SANCTION AGREEMENT





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Mr. Gene Haskett
February 21, 2002
Page -11-


                                   APPENDIX B

                                 LEASE AGREEMENT




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Mr. Gene Haskett
February 21, 2002
Page -12-


                                   APPENDIX C

                            2001 FINANCIAL STATEMENTS





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Mr. Gene Haskett
February 21, 2002
Page -13-


                                   APPENDIX D

                       2002 PRO-FORMA FINANCIAL STATEMENTS





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Mr. Gene Haskett
February 21, 2002
Page -14-


                                   APPENDIX E

                             THIRD PARTY AGREEMENTS


1.       BUONA Companies, L.L.C. - concessionaire




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Mr. Gene Haskett
February 21, 2002
Page -15-


                                   APPENDIX F

                                 SECURED LENDERS


1.       Harris Trust and Savings Bank

2.       LaSalle Bank National Association (formerly know as LaSalle National
         Bank)

3.       The Mid-City National Bank

4.       First Tennessee Bank National Association

5.       PNC Bank National Association





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Mr. Gene Haskett
February 21, 2002
Page -16-


                                   APPENDIX G

                         CMS' TRADEMARKS AND EVENT LOGOS
                                [TO BE ATTACHED]




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Mr. Gene Haskett
February 21, 2002
Page -17-




APPENDIX H

MUTUAL RELEASE AGREEMENT